FIFTH LEASE AMENDMENT

THIS FIFTH LEASE AMENDMENT (the "Amendment") is effective as of the 1st day of September, 2008 and is executed this 22nd day of October, 2008, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTIVE INTELLIGENCE, INC., an Indiana corporation ("Tenant").

WHEREAS,  Landlord  (f/k/a  Duke-Weeks  Realty  Limited  Partnership)  and  Tenant entered into a certain lease dated April 1, 2001, as amended by instruments dated September 19

2001, December 13, 2002, June 19, 2007 and April 30, 2008 (collectively, the "Lease"), whereby

Tenant leases from Landlord certain premises consisting of (i) approximately 120,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland  Corporate  Park  V,  7601  Interactive  Way,  Indianapolis,  Indiana  46278,

approximately 258 rentable square feet of space (the "Second Additional Space") for a total of approximately 79,643 rentable square feet of space located in  an office building commonly known as Woodland Corporate Park VI, 7635 Interactive Way, Indianapolis, Indiana 46278;

WHEREAS, Landlord and Tenant desire to amend the square footage of the Second

Takedown Space and Third Takedown Space; and

WHEREAS, Landlord and Tenant desire· to amend certain provisions of the Lease to reflect such correct square footage and any other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. Incorporation of Recitals.     The above recitals are hereby incorporated into this

Amendment as if fully set forth herein.

2.Amendment of Article 1. Lease of Premises.

Effective as of March 1, 2008, Section 1.01, Subsections A, B, C, D and'E of

Lease are hereby deleted in their entirety and the following is substituted in lieu thereof:

A.       Leased Premises (depicted on Fifth Amended  Exhibit  A attached hereto and incorporated herein by reference, on which the Original Premises are striped, the first takedown space containing approximately 39,693 rentable square feet (the "First Takedown Space"), the second takedown space containing approximately 22,930 rentable square feet (the "Second Takedown Space"), the third takedown space containing approximately 16,762 rentable square feet (the "Third Takedown Space") and the second additional space containing approximately 258 rentable square feet (the "Second Additional Space') are cross-hatched and labeled):   Building Addresses:   Woodland Corporate Park V ("Woodland V"), 7601 Interactive Way, Indianapolis, Indiana 46278 and Woodland Corporate Park VI ("Woodland VI"), 7635 Interactive Way, Suites 300 and 400, Indianapolis, Indian 46278 (the buildings known as Woodland V and Woodland VI shall hereinafter be collectively referred to as the "Building", unless otherwise specifically provided in this Amendment).  Woodland Vis  located on the land identified as the Woodland V Land" on Second Amended Exhibit A-1 and Woodland VI is located on the land identified as the "Woodland VI Land" on Second  Amended  Exhibit   A-1. Unless otherwise specified herein, the term "Land" as used herein shall refer to the Woodland V Land and the Woodland VI Land collectively.

B.Rentable Area:  approximately 120,000 rentable square feet in Woodland

V; commencing on March 1, 2008, an additional approximately 39,951 rentable square feet in  Woodland VI; commencing September  1,  2008,  an  additional approximately

22,930 rentable square feet in Woodland VI; and commencing March 1, 2009, an additional approximately 16,762  rentable square feet in  Woodland VI for  a total  of approximately 79,643 rentable square feet in Woodland VI.

For purposes of this Lease, the Building Owners and Managers Association International ("BOMA") Standard Method for Measuring Floor Area In Office Buildings American National Standard ANSI-265.1-1996 approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Standards") shall be utilized to determine the useable area of the Additional Space and Second Additional Space and the usable area of the Woodland VI.  The Rentable Area shall include the area within the Additional Space and Second Additional Space plus a pro rata portion of the area covered by the common areas within Woodland VI, as reasonably determined by Landlord prior to Tenant's occupancy of the appropriate Additional Space and Second Additional Space.   Landlord's determination of Rentable Area in the manner provided shall be deemed correct for all purposes hereunder; provided, however, Tenant or Landlord shall have the right, at any time prior to the earlier of (i) the commencement date for the applicable Additional Space and Second Additional Space, or (ii) within fifteen (15) days after the construction of Woodland VI has progressed to the stage necessary for Tenant to be able to measure all of the Additional Space and Second Additional Space in accordance with BOMA Standards and Landlord notified Tenant in  writing of the same, to have the applicable Additional Space and Second Additional Space (in the case of (i) above) or the entire Additional Space and Second Additional Space (in the case of (ii) above) and Woodland VI measured by Tenant's architect or, if such measurement is requested by Landlord, by Landlord's architect (which measurement Tenant's architect or Landlord's architect, as applicable, shall certify has been made in accordance BOMA Standards) and, in the event of a disparity with the rentable square footage miginally estimated in the first sentence of this Section 1.01B (the "Originally Estimated Area"), either (a) Landlord and Tenant shall mutually agree on the Rentable Area of the applicable Additional Space and Second Additional Space (in the case of (i) above) or entire Additional Space and Second Additional Space (in the case of ii above} and the rentable area of the Woodland VI, or (b) Landlord and Tenant  shall  agree to  have the  applicable Additional  Space  and Second Additional Space (in the case of (i) above) or the entire Additional Space and Second Additional Space (in the case of (ii) above) and Woodland VI measured by an independent architect (in accordance with BOMA standards) mutually agreed upon by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such certified remeasurement. If the rentable square footage of the applicable Additional Space and Second Additional Space (in the case of above) or entire Additional Space and Second Additional Space (in the case of (ii) above) or Woodland VI, as measured by said independent architect, is one thousand (1,000) feet or more smaller than the Originally Estimated Area, then the costs of said independent architect shall be borne by Landlord, otherwise said costs shall be borne by Tenant.   Upon determination of actual Rentable Area of the applicable Additional Space and Second Additional Space (in case of (i) above) or the entire Additional Space and Second Additional Space (in the ca,se of above) and rentable area of Woodland VI, the Minimum Annual Rent and all other rents payable by Tenant hereunder shall be adjusted to reflect the actual square footage.

C. Building Expense Percentage:
Woodland V -100%;
Woodland VI- commencing March 1, 2008- 26%;
Commencing on September 1, 2008- 40.92%; Commencing on March 1, 2009-51.82%.

D. Minimum Annual Rent:
Original Premises:
April 1, 2003 - March 31, 2008	$2,016,000.00 per year
April!, 2008- March 31, 2013	$2,292,000.00 per year
April1, 2013- March 31, 2018	$2,712,000.00 per year
Additional Space and Second Additional Space:
*March 1, 2008 - May 31, 2008	$ 47,242.05 (3 months)
June 1, 2008 -August 31, 2008	$ 197,557.71 (3 months)
September 1, 2008 -February 28,2009	$ 621,893.10 (6 months)
March 1, 2009 -February 28, 2013	$1,575,338.52 per year
March 1, 2013- May 31, 2013	$ 393,834.63 (3 months)
June 1, 2013- May 31, 2017	$1,830,196.20 per year
June 1, 2017 -March 31,2018	$1,525,163.50 (10 months)

E. Monthly Rental Installments:
Original Premises:
April 1, 2003 - March 31, 2008	$ 168,000.00 per month
April1, 2008- March 31, 2013	$ 191,000.00 per month
April1, 2013- March 31, 2018	$ 226,000.00 per month

Additional Space and Second Additional Space:
*March 1, 2008 - May 31, 2008	$ 15,747.35 per month
June 1, 2008- August 31, 2008	$ 65,852.57 per month
September 1, 2008 -February 28, 2009	$ 103,648.85 per month
March 1, 2009 - February 28, 2013	$ 131,278.21 per month
March 1, 2013- May 31,2013	$ 131,278.21 per month
June 1, 2013- May 31,2017	$ 152,516.35 per month
June 1, 2017- March 31,2018	$ 152,516.35 per month

*Although Tenant is not required to pay Minimum Annual Rent during months

1-3 of the Lease Term, Tenant shall be required to pay Additional Rent during such three

(3) month period in the amount of $4.73 per rentable square foot.

3.        Broker.   Landlord and Tenant represent and warrant that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment and that Landlord is responsible for paying such broker.  Each party shall indemnify the other and hold it harmless from any and all liability for the breach of any such representations and warrants on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto as a result of such indemnifying party's action.

4. Representations.

(a)       Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authmized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)       Landlord hereby represents that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located;  and  (iii)  the individual(s) executing  and  delivering  this  Amendment  on  behalf  of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms. Landlord represents that Woodland VI is properly zoned for the Permitted Use.

5.        Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

6. Definitions.  Except as otherwise provided herein, the capitalized terms used this Amendment shall have the definitions set forth in the Lease.

7.         Incorporation.   This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By: Duke Realty Corporation, its general partner

By: __/s/ Jennifer K. Burk
Jennifer K. Burk
Senior Vice President, Indiana

TENANT:
INTERACTIVE INTELLIGENCE, INC., an Indiana corporation

By: /s/ Stephen R. Head
Printed: Stephen R. Head
Title: CFO

State of Indiana )
)SS:
County of Marion)

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, by me known and by me knonw to be the Chief Financial Officer of Interactive Intelligence Inc., and Indiana Corporation, who acknowledged the execution of the foregoing “Fifth Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 14th of October, 2008

/s/ Kimberly A. Hays
Notary Public

Kimberly A. Hays
Printed Signature

My Commission Expiries: February 14, 2011
My County of Residence: Hamilton County